Exhibit 10.01
News Release

Company Contacts:	Jeff Hall
Chief Financial Officer
(408) 875-6800
jeff.hall@kla-tencor.com

Cary Halsted (Investment Community)
Vice President, Investor Relations
(408) 875-4094
cary.halsted@kla-tencor.com

Kyra Whitten (Media)
Sr. Director, Corporate Communications
(408) 875-7819
Kyra.whitten@kla-tencor.com

Agency Contact:	Jane Evans-Ryan (Media)
Business Press Director, MCA
(650) 968-8900
jryan@mcapr.com
FOR IMMEDIATE RELEASE
KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR
FOURTH QUARTER FISCAL YEAR 2006
SAN JOSE, Calif., May 5, 2006 — KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its board of directors has declared a quarterly cash dividend of $.12 per share on its common stock payable on June 1, 2006 to KLA-Tencor stockholders of record on May 15, 2006.
About KLA-Tencor: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor was named one of the Best Managed Companies in America for 2005 by Forbes Magazine and is the only company in the semiconductor industry to receive the accolade for this year. KLA-Tencor is traded on the Nasdaq National Market under the symbol KLAC. Additional information about the company is available on the Internet at http://www.kla-tencor.com
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